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                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT

         This Revolving Credit and Term Loan Agreement (the "Agreement"), is made this 26th day of June, 1997, by and between CITIZENS BANK OF CONNECTICUT, a banking corporation with an office and place of business at 63 Eugene O'Neill Drive, New London, Connecticut 06320 (the "Bank"), DISCAS, INC. a Delaware corporation with an office and place of business at 567-1 South Leonard Street, Waterbury, CT 06708, and CHRISTIE PRODUCTS, INC., a Delaware corporation with a principal place of business at 80 Market Street, Kenilworth, New Jersey 07033 (collectively, the "Borrower").

                                  WITNESSETH:

         WHEREAS, Borrower has requested that Bank make a commercial term loan to Borrower in the principal amount of THREE HUNDRED FIFTY-THREE THOUSAND AND NO/100 DOLLARS ($353,000.00); and

         WHEREAS, Borrower has also requested that Bank extend to Borrower a commercial revolving line of credit in the principal amount of up to SEVEN HUNDRED THOUSAND and NO/100 DOLLARS ($700,000.00); and

         WHEREAS, Bank is willing to provide Borrower with such credit facilities pursuant and subject to the terms, conditions and limitations set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Bank and Borrower hereby agree as follows:

                             SECTION 1. DEFINITIONS

         Section 1.1 "Advance or Advances" means all loans which Borrower requests pursuant to Section 2.1. hereof.

         Section 1.2. "Account Receivable" or "Accounts Receivable" means any and all obligations of any kind at any time due and/or owing to Borrower for goods sold or leased, or for services rendered, whether or not earned by performance, and all rights of Borrower to receive payment or other consideration (whether classified as accounts, contract rights, chattel paper, general intangibles or otherwise) including, without limitation, invoices, contract rights, accounts receivable, general intangibles, leases, choses-in-action, tax rebates, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, all security therefor, and all of Borrower's rights to goods sold or leased (whether delivered, undelivered, in transit or returned), or to services rendered which may be represented thereby, whether now existing or hereafter arising, together with all proceeds and products of any and all of the foregoing, including, without limitation, insurance proceeds.

         Section 1.3. "Affiliate" means any Person (i) which directly or indirectly controls, or is controlled by, or is under common control with, Borrower or any Subsidiary; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Borrower or any Subsidiary; or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly

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beneficially owned or held by Borrower or any Subsidiary. The term "control" as used in this Section 1.3. means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         Section 1.4. "Bank" means CITIZENS BANK OF CONNECTICUT with an office and principal place of business located at 63 Eugene O'Neill Drive, New London, Connecticut 06320.

         Section 1.5. "Bank Affiliates" has the meaning set forth in Section
13.2.5. hereof.

         Section 1.6. "Book Value of Inventory" or "Book Value of Eligible Inventory" means the book value of Borrower's Inventory or Eligible Inventory, as the case may be, (determined in accordance with GAAP) but in no event higher than the lower of cost or market value after taking into account all charges, liens or security interests in respect thereof (other than the security interest of Bank).

         Section 1.7. "Borrower" means DISCAS, INC., a Delaware corporation with an office and place of business located at 567-1 South Leonard Street, Waterbury, Connecticut, 06708 and CHRISTIE PRODUCTS, INC., a Delaware corporation with a principal place of business at 80 Market Street, Kenilworth, New Jersey 07033.

         Section 1.8. "Borrower's Account" has the meaning set forth in Section
2.4. hereof.

         Section 1.9. "Borrowing Base" means, as of any date, an amount equal to the sum of (i) the Security Value of Inventory as of such date and (ii) the Security Value of Accounts Receivable as of such date, all as determined by Bank in its sole and absolute discretion.

         Section 1.10. "Closing Date" means the date hereof.

         Section 1.11. "Collateral" means all collateral received or delivered as security for the Obligations as more particularly described in the Security Agreement.

         Section 1.12. "Collateral Assignment of Lease" has the meaning set forth in Section 4.2.2. hereof.

         Section 1.13. INTENTIONALLY OMITTED

         Section 1.14. "Commitment Fee" is the fee payable by Borrower to the Bank as set forth in Section 2.1.

         Section 1.15. "Current Assets" means, as of any date, all assets of Borrower which would be classified as current assets on a balance sheet of Borrower prepared as of such date in accordance with GAAP.

         Section 1.16. "Current Liabilities" means, as of any date, all liabilities of Borrower which would be classified as current liabilities on a balance sheet of Borrower prepared as of such date in accordance with GAAP.

         Section 1.17. "Disqualified Accounts Receivable" means:

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

         (a) An Account Receivable which remains unpaid for more than ninety
         (90) days after date of invoice; or

         (b) An Account Receivable owing by single debtor, if fifty percent (50%) of the balance owing by said debtor upon all accounts receivable of such debtor remains unpaid more than ninety (90) days after invoice date; or

         (c) An Account Receivable with respect to which the debtor is a director, officer, employee or agent of Borrower or is a Subsidiary or an Affiliate of Borrower; or

         (d) An Account Receivable with respect to which payment by the debtor is or may be conditional, which are commonly known as "bill and hold" or which are of a similar or like arrangement; or

         (e) An Account Receivable which has not been finally accepted by the debtor without dispute, offset, defense or counterclaim; or

         (f) An Account Receivable with respect to which the debtor is not a resident or citizen of or otherwise located in the continental United States of America, or with respect to which the debtor is not subject to service of process in the continental United States of America; or

         (g) An Account Receivable which is not invoiced (and dated as of such date) and sent to the debtor thereof concurrently with or not later than ten (10) days after the shipment to said debtor of the goods giving rise thereto or the performance of the services giving rise thereto; or

         (h) An Account Receivable arising from a "sale on approval" or a "sale or return"; or

         (i) An Account Receivable which relates to a debtor which has filed or has had filed against it a petition in bankruptcy, made an assignment for the benefit of creditors, sought the appointment of a receiver for its properties or otherwise sought protection from its creditors; or

         (j) An Account Receivable which has been received by Borrower and presented for payment but which has not yet been collected on account from payor bank; or

         (k) An Account Receivable which relates to a debtor with which Borrower has current trade debt; or

         (L) An Account Receivable which Bank, in its sole and absolute discretion, excludes from the calculation of the Borrowing Base under
         Section 2.3. hereof.

         Section 1.18. "EBIT" means, for any period, the earnings of Borrower before any provision for (i) income taxes for such period; and (ii) interest expense for such period and all of the foregoing determined in accordance with GAAP.

         Section 1.19. "Eligible Accounts Receivable" means an Account Receivable which is NOT a Disqualified Accounts Receivable.

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         Section 1.20. "Eligible Inventory" means that portion of Borrower's
Inventory upon which Bank has a valid and perfected first priority security interest and which, Bank, in its sole discretion determines is in good, saleable and readily usable condition.

         Section 1.21. "Environmental Certificate" has the meaning as set forth in Section 6.2.11. hereof.

         Section 1.22. "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Federal, state or local governmental body, instrumentality or agency pertaining to the environment, including without limitation, the Clean Water Act, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as may be further amended (all together herein called "CERCLA"), the Federal Water Pollution Control Amendments, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and any comparable or similar environmental laws of the State of Connecticut, including, without limitation, Chapter 22a of the Connecticut General Statutes. Likewise, the terms "hazardous substance," "release," and "threatened release" herein referenced in connection with Environmental Laws shall have the meanings specified in CERCLA and the terms "solid waste" and "dispose" (or "disposed") shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that, to the extent the laws of the State of Connecticut establish a meaning for "hazardous substance", "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         Section 1.23. "Event of Default" has the meaning set forth in Section 11 hereof.

         Section 1.24. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         Section 1.26. "GAAP" means generally accepted accounting principles, applied on a consistent basis.

         Section 1.27. "Government Obligations" means securities which are general obligations of the United States of America which are unconditionally guaranteed by the United States of America as to timely payment of principal and interest.

         Section 1.28. "Hazardous Materials" shall mean (i) any chemical, compound, material, mixture or substance that is now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or terms of similar import under any applicable Federal, state or local law or under the regulations adopted or promulgated pursuant thereto, including, without limitation, Environmental Laws, (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (a) could pose a hazard to any properties or assets of Borrower or (b) could cause any of such properties or assets to be in violation of any Environmental Laws, (iii) asbestos in any form, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any Federal, state or local governmental body, instrumentality or agency.

         Section 1.29. "Indebtedness" means (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services actually performed; (ii) obligations as lessee under leases which are, should be or should have been reported as capital leases in accordance with GAAP;
(iii) current liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (iv) all obligations arising under acceptance facilities; (v) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (vi) obligations secured by any mortgage, lien, pledge, security interest or other charge or encumbrance on property, whether or not the obligations would have been assumed; and (vii) all other items or obligations which would be included in determining total liabilities on a balance sheet of a Person prepared in accordance with GAAP; provided, however, that "Indebtedness" shall not include operating leases.

         Section 1.30. "Inventory" means all goods, merchandise, raw materials, supplies, goods in process, finished goods and other tangible personal property held by Borrower for processing, sale or lease or furnished or to be furnished by Borrower under contracts of service or to be used or consumed in Borrower's business.

         Section 1.31. "Intangible Assets" means those assets of Borrower which are (i) deferred assets, other than prepaid insurance and prepaid Federal, state and local taxes; (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar assets which would be classified as intangible assets on a balance sheet of Borrower prepared in accordance with GAAP and; (iii) unamortized debt discount and expense.

         Section 1.32. "Investment" means any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business) or contribution of capital by Borrower to any Person or any investment in, or purchase or other acquisition of, the capital stock, notes, debentures or other securities of any Person made by the Borrower.

         Section 1.33. "Lessor's Consent" has the meaning set forth in Section
6.2.6. hereof.

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         Section 1.34. "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in any of the Borrower's properties or assets, intended as, or having the effect of, security.

         Section 1.35 "Line of Credit" has the meaning set forth in Section
2.1. hereof.

         Section 1.36. "Line of Credit Termination Date" has the meaning set forth in Section 2.9. hereof.

         Section 1.37. "Loan" means the Term Loan or any Advances under the Line of Credit.

         Section 1.38. "Loans" means the Term Loan and any Advances under the Line of Credit.

         Section 1.39. "Maximum Principal Amount" means $700,000.00 under the Line of Credit and $353,000.00 under the Term Loan.

         Section 1.40. "Note" means the Term Note or the Revolving Credit Note.

         Section 1.41. "Notes" means the Term Note and the Revolving Credit
Note.

         Section 1.42. "Obligations" means the unpaid principal amount outstanding at any time under the Term Note and the Revolving Credit Note, as applicable, plus all accrued and unpaid interest thereunder, together with all fees, expenses, including attorneys' fees, penalties, and other amounts owing by Borrower under this Agreement, the Note or the Other Documents and any and all extensions and renewals thereof, whether in whole or in part and any and all future advances, loans, indebtedness, liabilities or obligations of Borrower to Bank, whether arising under a loan, lease, credit card, line of credit, letter of credit or other type of financing arrangement.

         Section 1.43. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

         Section 1.44. "Permitted Investments" shall mean:

              (a) Government Obligations;

              (b) Receipts, certificates or other similar documents evidencing ownership of future principal or interest payments due on Government Obligations which are held in a custody or trust account by a commercial bank which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less than $100,000,000.00 and is acceptable to the Bank;

              (c) Bonds, debentures, notes or other evidences of indebtedness issued by any of the following: Federal Home Loan Bank; Federal Home Loan Mortgage Corporation (including participation certificates); Federal National Mortgage Association; or Government

National Mortgage Association;

              (d) Interest-bearing time or demand deposits, certificates of deposit, or other similar banking arrangements with any government securities dealer, bank, trust company, national banking association or other savings institution, provided that such deposits, certificates and other arrangements are (i) fully insured by the Federal Deposit Insurance Corporation; (ii)in Bank; or (iii) are in or with a government securities dealer, bank, trust company, national banking association or other savings institution whose unsecured indebtedness is rated in one of the two highest rating categories by Moody's Investors Service or by Standard & Poors Corporation;

              (e) Repurchase agreements which meet the requirements of the definition of Permitted Investments contained in this Agreement except that as to any financial institution its unsecured indebtedness must be rated in one of the two highest ratings categories by Moody's Investors Service or by Standard & Poor's Corporation or such institution shall be Bank;

              (f) Money market accounts or an investment agreement with a financial institution whose unsecured indebtedness is rated in either of the two highest long-term rating categories by Moody's Investors Service or Standard & Poor's Corporation;

              (g) Commercial paper rated in the highest category by Moody's Investors Service or Standard & Poor's Corporation;

              (h) Obligations that are exempt from Federal income taxation that are rated in one of the two highest long-term rating categories by Moody's Investors Service or Standard & Poor's Corporation;

              (i) Any other Investments approved in writing by the Bank or a Permitted Acquisition pursuant to Section 9.10 of this Agreement.

         Section 1.45. "PBGC" means the Pension Benefit Guaranty Corporation.

         Section 1.46. "Plan" means any employee benefit plan established or maintained, or to the best of Borrower's knowledge, to which contributions have been made and with respect to which Borrower or any Subsidiary is a "substantial employer" as defined in Section 4991(a)(2) of ERISA, by Borrower or any Subsidiary.

         Section 1.47. "Prime Rate" means that rate of interest designated from time to time by the Bank, as its prime rate which is not necessarily the lowest rate at which the Bank may lend money.

         Section 1.48. "Other Documents" means the Security Agreement, the Collateral Assignment of Lease, the Lessor's Consent, the UCC-1, and any other document executed by Borrower or Guarantor in connection with the Loan.

         Section 1.49. "Release" shall mean any release, emission, disposal, leaching, or migration into the environment, (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, leased or occupied by Borrower.

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         Section 1.50. "Reportable Event" means any of the events described in
Section 4043(b) of ERISA.

         Section 1.51. "Request for Advance" has the meaning set forth in
Section 2.2. hereof.

         Section 1.52. "Revolving Credit Note" has the meaning set forth in
Section 2.5. hereof.

         Section 1.53. "Security Agreement" has the meaning set forth in
Section 4.2.1. hereof.

         Section 1.54. "Security Value of Inventory" means, as of any time, the lesser of (a) fifty percent (50%) of Book Value of Eligible Inventory as of such time, less $50,000.00 or (b) Three Hundred Fifty Thousand Dollars ($350,000.00).

         Section 1.55. "Security Value of Accounts Receivable" means, as of any time, eighty percent (80%) of Eligible Accounts Receivable as of such time.

         Section 1.56. "Subordinated Debt" is the debt owed by the Borrower to certain persons and in the amounts set forth in Schedule 1.56.

         Section 1.57. "Subordination Agreement" has the meaning set forth in
Section 6.2.9. hereof.

         Section 1.58. "Subsidiary" means any corporation or other entity of which any Person and/or any of its subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, 50% or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

         Section 1.59. "Term Loan" has the meaning set forth in Section
3.1. hereof.

         Section 1.60. "Term Note" has the meaning set forth in Section
3.2. hereof.

         Section 1.61. "Tangible Net Worth" means, as of any date, Borrower's total stockholders' equity plus additional paid in capital and retained earnings after deducting treasury stock plus book value of Subordinated Debt less the aggregate of the book value of Intangible Assets, as herein defined, all as determined in accordance with GAAP.

         Section 1.62 "Permitted Liens" means those liens set forth on Schedule 1.62.

                           SECTION 2. LINE OF CREDIT

         Section 2.1. Amount. Upon the execution of this Agreement, and the payment by Borrower of a Commitment Fee in the sum of Two Thousand Five Hundred Dollars ($2,500.00), which Commitment Fee shall be deemed, and is hereby agreed to be, fully earned by the Bank as of the

Closing Date, Bank agrees to extend to Borrower a line of credit, so that as long as no Event of Default has occurred and/or is continuing, Borrower may borrow, repay and reborrow on a revolving basis in one or more Advances from time to time prior to the Line of Credit Termination Date, amounts not to exceed in the aggregate at any one time outstanding the lesser of the Borrowing Base or the Maximum Principal Amount (the "Line of Credit").

         Section 2.2. Manner of Borrowing. Borrower shall notify Bank of its intention to borrow under Section 2.1 in writing pursuant to a Request for Advance and Borrowing Base Certificate in substantially the form of Exhibit A hereto (the "Borrowing Base Certificate"). In the event the Borrower intends to make a payment of principal or interest of the Line of Credit through direct debit of a deposit account at the Bank, Borrower shall notify Bank of such intention by delivering to Bank a certificate in the form of Exhibit B hereto.

         Section 2.3. Calculation of Borrowing Base. The Borrowing Base Certificate shall be in substantially the form of Exhibit A hereto and shall set forth (i) the Book Value of Eligible Inventory or, if requested by Bank, particular items, types or categories thereof; (ii) Borrower's then existing Eligible Accounts Receivable as to which rights have been earned by performance; (iii) such information in respect of Inventory, Accounts Receivable and other Collateral as Bank may reasonably request; and (iv) containing a calculation of Borrowing Base as of the date of said certificate. Borrower shall, if requested by Bank, furnish to Bank a confirmatory assignment of all or any part of the Collateral described in the Borrowing Base Certificate, and such information as to each Account Receivable identified on the certificate as Bank may request, together with a duplicate of the invoice, copies of the shipping documents or other evidences of delivery, if any, and all contracts, guaranties, orders and other documents in respect thereof, or if Bank at any time shall relieve Borrower of the obligation to furnish such documents with such certificates, Borrower will keep all such documents segregated and available for inspection by Bank and will furnish the same to Bank upon request. Bank shall have the right in its sole and absolute discretion at any time and for any reason to exclude any items, types or categories of Inventory or Accounts Receivable from the Borrowing Base and to reduce the dollar amount of Eligible Accounts Receivable by the amounts of discounts, credits, allowances and returns of any kind then outstanding, issued, granted, owing accrued or liable to be accrued. Any Inventory or Accounts Receivable which have been so excluded as well as any Accounts Receivable which are or have become Disqualified Accounts Receivable for any other reason shall remain as Collateral for the Obligations notwithstanding such exclusion or disqualification.

         Section 2.4. Manner of Disbursement. Prior to the close of business on each date on which an Advance is requested under Section 2.1. and provided that the Borrowing Base is sufficient to permit Bank to make the requested Advance, Bank shall disburse the amount of the Advance at its office by credit to an account of Borrower maintained at such office (the "Borrower's Account").

         Section 2.5. Revolving Credit Note. Advances shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit C (the "Revolving Credit Note"), with all blanks therein appropriately completed, payable to the order of Bank, which Revolving Credit Note is hereby incorporated herein by reference and made a part hereof.

         Section 2.6. Payment of Principal. The aggregate unpaid principal amount of all Advances, together with accrued and unpaid interest thereon, as evidenced by the Revolving Credit Note, shall unless sooner accelerated by Bank following the occurrence of an Event of Default, be repaid by Borrower on the Line of Credit Termination Date.

         Section 2.7. Interest. The aggregate unpaid principal amount of all Advances, as evidenced by the Revolving Credit Note, shall bear interest at a fluctuating per annum rate equal to the Prime Rate as in effect from time to time, plus one percentage point (1.0%). Interest shall be calculated on the basis of a 360-day year, and according to the actual number of days elapsed during each accrual period. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind. Interest shall be due and payable monthly in arrears commencing on August 1, 1997, and continuing on the first day of each succeeding calendar month until the principal amount of the Revolving Credit Note is paid in full.

         Section 2.8. Record of Advances. Each Advance shall be recorded on the books maintained by Bank with respect to the Borrower's Account by Bank. The Bank shall also record on such books all payments made by Borrower on the Revolving Credit Note, interest and expenses and other appropriate debits and credits as herein provided. Bank shall from time to time render and send to Borrower a statement of Borrower's Account showing the outstanding aggregate principal balance of the Revolving Credit Note, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Borrower's Account shall be considered correct in all respects and accepted by and be conclusively binding upon Borrower (in the absence of a manifest error) unless Borrower makes specific written objections thereto within forty-five (45) days after the date the statement of Borrower's Account is sent. Bank may also record and endorse on Schedule A attached to and forming a part of the Revolving Credit Note appropriate notations evidencing (i) the date and amount of each Advance to be evidenced by the Revolving Credit Note and (ii) the date and amount of each payment of principal made by Borrower with respect thereto; provided, however, that the failure of Bank to make such notation shall not limit or otherwise affect the obligations of Borrower under the Revolving Credit Note or this Agreement. Bank is hereby irrevocably authorized by Borrower to so endorse such Schedule A and to attach to and make a part of the Revolving Credit Note a continuation of such Schedule A as and when required.

         Section 2.9. Termination; Extension. The Line of Credit and Bank's obligation to lend under Section 2.1. shall terminate on the earlier of (a) an Event of Default, or (b) October 1, 1998 (the "Line of Credit Termination Date"), at which point all of the sums due and owing thereunder shall be immediately due and payable. Provided, however, that upon request of Borrower, the Bank, in its sole discretion, may extend the Line of Credit Termination Date for a period of one (1) year or any portion thereof, as determined by the Bank. Bank will provide Borrower with written notice of any such extension and upon delivering such notice the terms and conditions of this Agreement, the Notes, and the Other Documents shall remain in full force and effect during the period of any extension.

         Section 2.10. Use of Proceeds. Advances under the Revolving Loan shall be used solely for refinancing of existing debt and to provide for ongoing and seasonal working capital needs.

         Section 2.11. Mandatory Prepayment. If at any time the outstanding aggregate principal amount of all Advances shall exceed the Borrowing Base, then any such excess amount shall, at Bank's election, be due and payable on demand.

         Section 2.12. Late Fee. Any payment of principal and/or interest which is not made within ten (10) days of the date specified for payment shall bear a late fee equal to five percent (5%) of the amount of the payment then due.

                              SECTION 3. TERM LOAN

         Section 3.1. Amount of Loan. Upon the execution of this Agreement, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, the principal sum of THREE HUNDRED FIFTY-THREE THOUSAND AND NO/100 DOLLARS ($353,000.00) (the "Term Loan").

         Section 3.2. Term Note. The Term Loan shall be evidenced by a promissory note executed by the Borrower, substantially in the form attached hereto as Exhibit D (the "Term Note"), which Term Note is hereby incorporated by reference and made a part hereof.

         Section 3.3. Payment of Term Note Principal and Interest. Commencing on August 1, 1997 and continuing on the first day of each succeeding month thereafter, the principal amount of the Term Note shall be payable in equal consecutive monthly installments of Five Thousand Eighty Hundred Eighty-Three and 33/100s Dollars ($5,883.33), with the entire outstanding principal balance, together with accrued but unpaid interest thereon and all other amounts due and owing under the Term Note to be payable in full on June 30, 2002. The principal balance of the Term Note shall bear interest at a fluctuating per annum rate equal to the Prime Rate, defined as the Prime Rate set by the Bank as in effect from time to time plus one percentage point (1.0%). Interest shall be calculated on the basis of a 360-day year according to the actual number of days elapsed during each accrual period. The interest rate shall be adjusted on the first business day of each and every month during the term hereof in accordance with any increase or decrease in the Prime Rate. Interest on the unpaid principal amount of the Term Note shall be due and payable monthly commencing on August 1, 1997, and continuing on the first day of each succeeding calendar month until the entire outstanding principal balance shall be paid in full. In the event the Borrower intends to make a payment of principal or interest of the Term Loan through direct debit of a deposit account at the Bank, Borrower shall notify Bank of such intention by delivering to Bank a certificate in the form of Exhibit B hereto.

         Section 3.4. Late Fee. Any payment of principal and/or interest which is not made within ten (10) days of the date specified for payment shall bear a late fee equal to five percent (5%) of the amount of the payment then due.

         Section 3.5. Disbursement of Funds. All funds evidenced by the Term Note shall be disbursed to the Borrower on the Closing Date.

         Section 3.6. Prepayment. Borrower may prepay the principal of the Term Note, in whole or in part, at any time, without penalty or premium. Any such prepayment shall first be applied to any outstanding cost or expense due to Bank, then to any accrued and unpaid interest and then to installments of principal of the Term Note in the inverse order of maturity thereof.

         Section 3.7 Use of Proceeds. Proceeds under the Term Note shall be used solely for refinancing existing indebtedness.

         Section 3.8. Maturity. Except where this Agreement or any instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Term Loan shall become fully and finally due and payable on June 30, 2002.

                    SECTION 4. SECURITY FOR THE OBLIGATIONS

         Section 4.1. Security. The Obligations shall be secured by:

              Section 4.1.1. Subject to Permitted Liens, a first priority security interest in all personal properties and assets of Borrower, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower as more particularly defined in a security agreement to be executed by Borrower on the Closing Date (the "Security Agreement").

              Section 4.1.2. Assignments of the leases of the premises known as 567-1 South Leonard Street, Waterbury, Connecticut and 80 Market Street, Kenilworth, New Jersey (the "Collateral Assignment of Lease")

              Section 4.2.3. Guaranty executed by Patrick A. DePaolo, Sr., substantially in the form attached hereto as Exhibit E (the "Guaranty").

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

         In order to induce Bank to enter into this Agreement and to make the Loans, Borrower makes the following representations and warranties to the Bank, which shall be deemed made as of the date hereof and shall survive the execution and delivery hereof and performance hereunder. Any knowledge acquired by Bank shall not diminish its rights to rely upon such representations and warranties.

         Section 5.1. Company Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to conduct business in each State where such authorization is required.

         Section 5.2. Authority. The execution, delivery and performance of this Agreement, the Notes and the Other Documents, the consummation of the transactions herein and therein contemplated, the fulfillment of and compliance with the terms and provisions hereof and thereof have been duly authorized by all necessary company action of Borrower and are within its company power and will not result in a violation of its Certificate of Incorporation or Bylaws, if and as amended.

         Section 5.3. Binding Obligations. This Agreement, the Notes and the Other Documents constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with its and their respective terms.

         Section 5.4. Noncontravention. The execution, delivery and performance by Borrower of this Agreement, the Notes and the Other Documents will not violate any existing law, ordinance, rule, regulation or order of any Federal, state or local governmental body, instrumentality or agency or result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, document, or instrument to which Borrower is a party or by which it or any of its properties or assets are bound.

         Section 5.5. Permits. Borrower has all requisite material permits, authorizations, licenses, approvals, waivers and consents, without unusual restrictions or limitations, to own and/or lease its properties and assets and to conduct the business in which it is presently engaged, all of which are in full force and effect.

         Section 5.6. No Consents. The execution, delivery and performance of this Agreement, the Notes and the Other Documents does not require any approval, consent or waiver under any agreement, document, or instrument to which Borrower is a party or by which Borrower or its properties or assets may be bound or affected and which has not been obtained by the Closing Date. No approval, authorization, consent, waiver or order of, or registration, application or filing with, any Federal, state or local governmental body, instrumentality or other agency is required in connection with the transactions contemplated by this Agreement, the Notes and the Other Documents and which has not been obtained by the Closing Date.

         Section 5.7. Financial Condition. All financial statements of Borrower heretofore delivered to Bank were prepared in accordance with generally accepted accounting principles and are correct and complete and fairly present the financial condition and results of business operations of borrower for the periods indicated. Borrower has no direct or contingent liabilities not disclosed in such financial statements. Since the date of the latest dated balance sheet included in such financial statements, there has been no material adverse change in the business operations or financial condition of Borrower from that set forth in the balance sheet and no dividends or other distributions have been declared or made to stockholders, nor, except as disclosed in the Preliminary Prospectus for Discas, Inc. dated May 6, 1997 (the "Prospectus"), have any shares of its capital stock (or any warrant to purchase, options to acquire or notes convertible, in whole or in part, into any shares of its capital stock) been purchased or acquired by any Person in any manner.

         Section 5.8. Statutory Compliance. Borrower is in compliance with all laws, ordinances, rules, regulations and orders of all Federal, state or local governmental bodies, instrumentalities or agencies applicable to it, its properties and assets and the business conducted by it, including, without limitation, ERISA, the United States

Occupational Safety and Health Act of 1970 and all laws, ordinances, rules and regulations relating to the environment, as such may be amended.

         Section 5.9. Commitments. Except as disclosed in the Prospectus, Borrower has no fixed, contingent or other obligations to issue any additional shares of its capital stock.

         Section 5.10. Events of Default. No Event of Default, and no event which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default, has occurred and/or is continuing.

         Section 5.11. Other Defaults. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, mortgage, deed of trust, lease, agreement, document or instrument to which it is a party or by which it or its properties and assets are bound.

         Section 5.12. Taxes. Borrower has filed all tax returns and reports required to be filed by it with any and all Federal, state or local governmental bodies, instrumentalities or agencies and has paid in full or made adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

         Section 5.13. Ownership of Borrower. A list of the stockholders of Borrower and ownership interest is set forth in the Prospectus, and no other person or entity has any rights and/or claim to any interest in the company.

         Section 5.14. Insolvency. Borrower is not currently, and after giving effect to any borrowing made by Borrower under this Agreement will not be, insolvent; and Borrower is not contemplating either the filing of a petition by it under any Federal or state bankruptcy or insolvency law or the liquidating of all or a major portion of its properties and assets, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

         Section 5.15. Business Name. Borrower conducts its business solely through the names Discas, Inc., Discas Recycled Products Corporation and Christie Products, Inc. without the use of any other trade name or the intervention of or through any other Person, except as previously disclosed, in writing, to the Bank.

         Section 5.16. Material Contracts. All material contracts to which Borrower is a party or by which it or its properties and assets are bound have been executed on such terms as would be contained in an agreement executed at arms' length with an unrelated third party.

         Section 5.17. Capitalization. The capital of Borrower is as disclosed in the Prospectus.

         Section 5.18. Litigation. There are no actions, suits or proceedings by or before any Federal, state or local governmental body, instrumentality or agency or any arbitration or alternate dispute resolution proceeding, pending or, to the knowledge of Borrower, threatened against Borrower or its properties and assets, which if adversely determined, would together with all other such litigation and proceedings if similarly determined, have a material adverse effect on Borrower, its business operations, financial condition or otherwise, or impair the ability of Borrower to pay, perform or discharge the Obligations.

         Section 5.19. Title to Properties. Borrower has good, marketable and legal title to its properties and assets, subject to no Lien, except Permitted Liens and restrictions or easements which do not and will not interfere with the occupation, use and enjoyment by Borrower of such properties and assets, and such properties and assets are sufficient to permit Borrower to conduct the business in which it is presently engaged.

         Section 5.20. Collective Bargaining Agreement. Borrower is not a party to any collective bargaining or other agreement with any union.

         Section 5.21. Use of Proceeds. Borrower is not engaged in the business of extending credit, nor is one of borrower's activities the extending of credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         Section 5.22. No Guarantee, Surety or Contingent Liabilities. Borrower is not a party to any guaranty, surety, or other similar type of agreement, and it has not offered its endorsement to any Person which would in any way create a contingent liability (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in borrower's ordinary course of business).

         Section 5.23. Subsidiary and Affiliates. The Borrower has no Affiliates or Subsidiaries except for Mantis V, LLC and Patrick A. DePaolo, Sr., who are Affiliates.

         Section 5.24. ERISA. Borrower does not have or maintain any Plan. No fact, including but not limited to, any Reportable Event, exists in connection with any Plan which fact may constitute grounds for termination of any such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of ERISA exists or will exist upon the execution of this Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. There are no material unfunded vested liabilities under any Plan.

         Section 5.25. Environmental Protection.

              (a) The operations of Borrower comply in all material respects with all Environmental Laws.

              (b) Borrower has not received (i) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (ii) any letter or request for information under CERCLA or any other Environmental Laws, and, to the best of Borrower's knowledge, based upon reasonable investigation, the operations of Borrower are not the subject of any investigation by a Federal, state or local governmental instrumentality, body or agency evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material or claim, or threatened lawsuit or claim arising under or related to any Environmental Law.

              (c) Borrower has not and its properties, assets and operations are not subject to any outstanding written order or agreement with any Federal, state or local governmental instrumentality, body or agency or private party respecting any Environmental Laws.

              (d) Neither Borrower nor any predecessors thereof, have filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials, and none of the operations of Borrower involves the generation, transportation, treatment, storage or disposal of Hazardous Materials.

              (e) To the best of Borrower's knowledge, based upon reasonable investigation, no Hazardous Material exists on, under or about any of the properties or assets of Borrower, real or personal, in a manner that could give rise to any claim or suit against Borrower, and Borrower has not filed any notice or report of a Release of any Hazardous Materials that could give rise to any such claim or suit against Borrower.

                     SECTION 6. CONDITIONS TO MAKING LOANS

         Bank shall have no obligation to make the Loans unless and until it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the Closing Date:

         Section 6.1. Representations and Warranties True. The representations and warranties contained in Section 5 are true and correct, and Borrower, by its officers, shall have so certified to Bank.

         Section 6.2. Delivery of Documents. Borrower shall have duly executed and delivered to Bank, in form and substance satisfactory to Bank and its legal counsel, this Agreement, the Notes, the Other Documents and all further documents as Bank may request to evidence the Obligations or to create, perfect or continue any security interest or mortgage lien contemplated in this Agreement and the Other Documents. In addition, Bank shall have received:

              Section 6.2.1. Copies of all company action taken by Borrower to authorize the execution and delivery of this Agreement, the Notes, and the Other Documents, together with a certificate of the Secretary of Borrower certifying that the same are true, correct and complete as of the Closing Date.

              Section 6.2.2. Copies of Borrower's Certificate of Incorporation Bylaws, if and as amended, together with a certificate of the Secretary of Borrower certifying that the same are true, correct and complete as of the Closing Date.

              Section 6.2.3. If applicable, certificate(s) issued by the State of Connecticut Department of Revenue Services bearing a date no more than five
(5) calendar days prior to the Closing Date to the effect that Borrower has paid all income, sales and applicable taxes.

              Section 6.2.4. A certificate issued by the Secretary of State of

Delaware bearing a date no more than five (5) calendar days prior to the Closing Date to the effect that Borrower is a corporation in good standing in said state.

              Section 6.2.5. A certificate of the Secretary of Borrower certifying to the incumbency and signatures of all officers of Borrower who are authorized to execute this Agreement, the Notes, and the Other Documents.

              Section 6.2.6. The consent of the lessor of the premises subject to the Collateral Assignment of Lease, such consent to include Bank's right to unimpeded access to the premises for up to 120 days to enforce Bank's rights under the Loan Agreement, Term Note, Revolving Credit Note, Security Agreement and Other Documents, in the event of default by Borrower as herein defined, to be satisfactory in form and substance to Bank and its counsel (the "Lessor's Consent").

              Section 6.2.7. Copies of all of the financial statements referred to in Section 8.1 and meeting the requirements thereof.

              Section 6.2.8. Such UCC-l Financing Statements as Bank deems necessary to perfect any security interests contemplated by this Agreement or the Other Documents.

              Section 6.2.9 Subordination agreements, in respect to the Subordinated Debt subordinating the payment of the Subordinated Debt to the payment in full of the Obligations (the "Subordination Agreement").

              Section 6.2.10. Insurance policies and certificates evidencing adequate insurance coverage on Borrower's properties and assets which insurance policies shall name Bank as an additional insured/loss payee.

              Section 6.2.11. Such further documents, instruments and agreements as Bank shall reasonably request, including without limitation, an Environmental Certificate and Indemnity Agreement (the "Environmental Certificate"), all in form and substance satisfactory to Bank and its legal counsel.

         Section 6.3. Opinion of Counsel. Bank shall have received from counsel for Borrower a written opinion, satisfactory in form and substance to Bank and its legal counsel.

         Section 6.4. Payment of Fees. Borrower shall have paid any applicable fees due to Bank at closing, including the fees and expenses of Bank's legal counsel.

         Section 6.5. Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to Bank and its legal counsel.

                    SECTION 7. CONDITIONS TO MAKING ADVANCES

         Bank shall have no obligation to make Advances unless and until, it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been fulfilled prior to or contemporaneously with the making of such Advance.

         Section 7.1. Intentionally omitted.

         Section 7.2. Borrowing Base Certificate. Bank shall have received, in a timely manner a Borrowing Base Certificate in the form provided herein showing that the Borrowing Base is sufficient to permit Bank to make the requested Advance.

         Section 7.3. No Material Adverse Change. There has been no material adverse change in the financial condition or business operations of Borrower since the date of the last financial statements or reports delivered to Bank.

         Section 7.4. Truth of Representations and Warranties. All of the representations and warranties set forth in Section 5 of this Agreement are true and correct as of the date of the Advance.

         Section 7.5. No Default. No event has occurred and is continuing, or would as a result of the Advance occur, which constitutes an Event of Default.

         Section 7.6. Payment of Fees. Borrower shall have paid any applicable fees and/or reasonable expenses due to Bank, including any fees and expenses of Bank's legal counsel.

         Section 7.7. Company Action. The company action of Borrower referred to in Section 6.2.1. shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 6.2.5 or as subsequently reflected in a new certificate of incumbency delivered to Bank in connection with the requested Advance.

         Section 7.8 Legal Matters. All legal matters incident to the transactions contemplated by the Advance shall be satisfactory to Bank and its legal counsel.

                  SECTION 8. AFFIRMATIVE COVENANTS OF BORROWER

         Borrower covenants and agrees that from the date hereof until payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

         Section 8.1. Financial Statements Reports. Borrower shall deliver to
Bank:

              Section 8.1.1. Quarterly Reports. As soon as available, but no later than thirty (30) days after the end of each fiscal quarter, an unaudited financial statement of Borrower for such quarter and as at the end of the portion of Borrower's fiscal year then elapsed, internally prepared and certified by Borrower's principal financial officer as prepared in accordance with generally accepted accounting principles, as fairly presenting the financial position and results of operations of Borrower for such period, and verifying current compliance with all financial covenants set forth in Section 10 hereof, all in such detail as Bank may reasonably require.

         After the completion of the IPO (as hereafter defined) Borrower may, in lieu of the quarterly report required above, submit to Bank a copy of the 10 Q report required to be filed with the Securities and Exchange Commission, at the earlier of (i) when such report is filed or (ii) within forty-five days after the end of each quarter, together with a certificate of the Borrower's principal financial officer verifying current compliance with all financial covenants set forth in Section 10 hereof.

              Section 8.1.2. Annual Reports. As soon as available, but in no event later than one hundred and twenty (120) days after the close of each fiscal year of Borrower, audited financial statements, including a balance sheet as of the close of such fiscal year, and statements of income and expense, changes in financial position and source and application of funds for the year then ended ("Annual Reports"), prepared by a certified public accountant selected by Borrower, and reasonably acceptable to Bank.

              Section 8.1.3. Monthly Reports. As soon as available, but no later than forty-five (45) days after the end of each month, monthly inventory reports, agings of accounts receivable and accounts payable and management prepared financial statements.

              Section 8.1.4. Additional Reports. Such other data and information (financial and otherwise) as Bank, from time to time, may reasonably request bearing upon or related to the Collateral, Borrower's financial condition or results of operations including (management prepared annual projections and information verifying accounts receivable); and Borrower will permit and allow Bank, its employees, agents and representatives to inspect the books and records of the Borrower, including, without limitation, all financial books and records and books and records pertaining to any Collateral, and to make copies thereof and to perform audits thereof.

         Section 8.2. Fire and Hazard Insurance. Borrower shall keep its properties and assets insured against fire and other hazards (so called "All Risk Coverage") in amounts and with companies reasonably satisfactory to Bank to the same extent and covering such risks as is customary in the state or similar business, but in no event in an aggregate amount less than the Obligations, which policies shall name the Bank as first loss payee as its interest may appear. Borrower shall also maintain public liability coverage against claims for personal injuries or death, business interruption, worker's compensation, products liability, employment or similar insurance with coverage and in amounts satisfactory to Bank and as may be required by applicable law. Such all-risk policy shall provide for a minimum of ten (10) days written cancellation notice to Bank. Borrower agrees to deliver copies of all of the aforesaid insurance policies to the Bank. In the event of any loss or damage to the Collateral covered by the Security Agreement or the real property covered by the Mortgage, Borrower shall give immediate written notice to Bank and to its insurers of such loss or damage and shall promptly file proof of loss with its insurers.

         Section 8.3. Maintenance of Existence. Borrower shall preserve and maintain its existence as a corporation and shall not change its name or identity without first providing written notice to the Bank.

         Section 8.4. Preservation of Collateral. Borrower shall preserve and maintain the Collateral in good repair, working order and operating condition and Borrower shall immediately notify Bank of any event causing material loss or unusual depreciation in the value of the Collateral.

         Section 8.5. Taxes and Other Liens. Borrower shall pay and discharge all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become a lien or charge against Borrower or its properties and assets, except liabilities which are being contested in good faith in appropriate proceedings. Borrower shall promptly notify or cause notice to be given to Bank of any pending or future audits of its income tax returns by the Internal Revenue Service or by the State of Connecticut and the results of each such audit.

         Section 8.6. Inspection. Borrower shall permit Bank (or any of its officers, agents, attorneys or accountants) for the purpose of ascertaining whether or not each and every provision of this Agreement or the Other Documents is being performed or for the purpose of examining the Collateral and the records relating thereto, to enter the offices and business premises of Borrower and to examine, inspect and make copies of any of Borrower's books and records, all at such reasonable times, and, except as set forth below, as often as Bank may reasonably request, and further, to allow Bank, its employees, agents and/or representatives to perform audits of Borrower's financial record and to pay a fee of $400.00 per man day plus costs incurred by Bank in conducting said audit. Provided, however, that Borrower shall not be required to reimburse Bank for the cost of such audit more often than one (1) time per year, unless there is then existing an Event of Default or Bank, in its reasonable discretion, deems itself insecure, as more particularly described in
Section 11.1.10 hereof.

         Section 8.7. Notices. Borrower shall promptly upon becoming aware of any default or acquiring knowledge of any occurrence which, but for the giving of notice or the passage of time or both, would constitute an Event of Default (as hereinafter defined), notify Bank thereof in writing. Borrower shall also promptly advise Bank of any material adverse change in its business operations or financial condition.

         Section 8.8. Litigation. Borrower shall promptly advise Bank of the commencement or threatening of any action, suit, or proceeding by or before any Federal, state or local governmental instrumentality, body or agency, or arbitration or alternate dispute resolution proceeding, which might have an adverse effect upon the business operations, financial condition, or otherwise, of Borrower.

         Section 8.9. Accounting Standards. Borrower shall keep proper books of account in which full, true and correct entries will be made of all dealings or transactions with respect to the business operations of Borrower in accordance with GAAP, including the maintenance of adequate reserves for depreciation of property, if such reserves are required by GAAP.

         Section 8.10. Maintenance of Permits. Borrower shall maintain in full force and effect all consents, authorizations, licenses, approvals, waivers and consents referred to in Section 5.5 or obtain which may become necessary in the future to conduct its business Operations.

         Section 8.11. Use of Proceeds. Borrower will use the proceeds of the Loans solely for the purposes set forth in Sections 2.12 and 3.7. No part of the proceeds of the Loans will be used to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         Section 8.12. Payment of Indebtedness. Borrower shall promptly pay and discharge when due and payable (or within applicable grace periods) all Indebtedness due to any Person from Borrower, except when the amount thereof is being contested in good faith by appropriate proceedings and with reserves therefor being established as a current liability on the books of Borrower as required by GAAP.

         Section 8.13. Additional Offices. Borrower shall give Bank written notice of each additional facility or office of Borrower to be opened after the Closing Date. Except to the extent set forth in any such notice, all records relating to the Collateral shall be located at 567-1 South Leonard Street, Waterbury, Connecticut.

         Section 8.14. Operating Accounts. Borrower shall establish and maintain all of its operating accounts with Bank, except for a locally maintained payroll account.

         Section 8.15. Waivers. With respect to each location at which the Collateral is now or hereafter located, Borrower will obtain such lien waivers, estoppel certificates or subordination agreements as Bank may reasonably require to insure the priority of its security interest in the Collateral situated at such locations.

         Section 8.16. Preservation of Corporate Existence. Borrower shall preserve and maintain its existence, rights, franchises and privileges, including the name of the corporation, in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable.

         Section 8.17. Compliance with Laws. Borrower shall comply with the requirements of all applicable laws, ordinances, rules, regulations and orders of any Federal, state or local governmental body, instrumentality or agency.

         Section 8.18. ERISA. Borrower shall: (i) make prompt payments of contributions required to meet the minimum funding standards set forth under ERISA with respect to each and every Plan and, promptly after the filing thereof, furnish to Bank copies of each annual report required to be filed under ERISA in connection with each and every Plan for each and every Plan year; (ii) notify Bank immediately of any fact, including, but not limited to, any Reportable Event, arising in connection with any Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iii) promptly after the issuance thereof, furnish to Bank a copy of any notice of any Reportable Event given to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Plan; (iv) promptly after receipt thereof, furnish to Bank a copy of any notice received from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; and (v) furnish to Bank, promptly upon its request therefor, such additional information concerning each and every Plan as may be reasonably requested.

         Section 8.19. Subordinated Debt. Borrower shall not pay, nor grant any security for, any Subordinated Debt except as permitted by the Subordination Agreements.

         Section 8.20. Compliance with Environmental Laws.

              (a) Borrower shall, from time to time if requested by Bank in Bank's sole and absolute discretion, retain, at Borrower's expense, an independent professional consultant to prepare a report relating to Hazardous Materials and to conduct an investigation of any or all of the properties and assets of Borrower. Borrower agrees also that Bank (or its agents) may, from time to time in its sole and absolute discretion, retain at Borrower's expense, an independent professional consultant to advise Bank as to any such report relating to Hazardous Materials. Borrower hereby grants to Bank, its agents, employees, consultants and contractors the right, upon reasonable prior notice, to enter into or onto Borrower's business premises to perform such tests as are reasonably necessary to conduct such a review and/or investigation. Bank further agrees to use reasonable efforts to minimize any disruption of Borrower's business.

              (b) Borrower shall promptly advise Bank in writing and in reasonable detail of (i) any Release of any Hazardous Material required to be reported to any Federal, state or local governmental authority, instrumentality or agency under any applicable Environmental Laws, (ii) any and all written communications with respect to claims or suits under such laws or any Release of Hazardous Material required to be reported to any Federal, state or local governmental, authority, instrumentality or agency, (iii) any remedial action taken by Borrower or any other person in response to (A) any Hazardous Material on, under or about the properties or assets of Borrower, the existence of which, could give rise to a claim or suit resulting in a material adverse change of Borrower's business operations or financial condition, or (B) any claim or suit resulting in a material adverse change of Borrower's business operations or financial condition, (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of Borrower's business premises that could cause such premises or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any Federal, state or local governmental authority, instrumentality or agency that indicates such authority, instrumentality or agency is investigating whether Borrower may be potentially responsible for a Release of Hazardous Materials.

              (c) Borrower shall, at its own expense, provide copies of such documents or information as Bank may reasonably request in relation to any matters disclosed pursuant to this Section 6.24.

              (d) Borrower shall comply with all Environmental Laws and establish and maintain policies and procedures to ensure and monitor continued compliance with all Environmental Laws. Borrower shall promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about its business premises. If Borrower undertakes any remedial action with respect to any Hazardous Material on, under or about its business premises, Borrower shall conduct and complete such remedial action in compliance with the policies, orders and directives of any and all Federal, state and local governmental instrumentality, body or agency authorities except when and only to the extent that Borrower's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material is being contested in good faith by Borrower.

                         SECTION 9. NEGATIVE COVENANTS

         Borrower covenants and agrees that from the date hereof until payment and performance in full of the Obligations, and unless Bank otherwise consents in writing (which, after the completion of the IPO, shall not be unreasonably witheld or unduly delayed):

         Section 9.1. Encumbrances. Borrower shall not incur or permit to exist any Lien on its properties or assets, whether now owned or hereafter acquired, except (a) Liens required by this Agreement; (b) pledges or deposits in connection with and to secure worker's compensation, unemployment insurance, pension or other employee benefits and security deposits under any lease; (c) tax liens which are being contested in good faith and liens securing the payment of taxes not yet due; (d) inchoate liens imposed by law, such as carrier's, warehouse or mechanic's liens, incurred by and in good faith in the ordinary course of business; and (e) Permitted Liens.

         Section 9.2. Disposition of Collateral. Borrower shall not sell, lease, pledge or otherwise dispose of any of the Collateral or any of its other properties and assets other than the disposition of Inventory in the ordinary course of its business operations as presently conducted or enter into any arrangement, directly or indirectly, with any Person to sell or transfer any properties or assets, real or personal, used or useful in its business, whether now owned or hereinafter acquired and thereafter rent or lease such property. Borrower shall provide notice to Bank prior to agreeing to sell, or otherwise dispose of any asset valued at more than $20,000.00, if such disposal is not done in the ordinary course of business.

         Section 9.3. Investments. Borrower shall not make any Investment in or to any Person other than the Permitted Investments.

         Section 9.4. Acquisition of Stock of Borrower. Borrower shall not purchase, acquire, redeem or retire or make any commitment to purchase, acquire, redeem or retire any of the shares of its capital stock, whether now or hereafter outstanding.

         Section 9.5. Payment of Distributions by Borrower. Except as permitted by the Subordination Agreements, Borrower shall not pay any distributions, bonuses (except salaries and employee bonuses in the ordinary course), draws, excess capital expenditures to any investor.

         Section 9.6. Change in Management. Borrower shall not make a material change in the management of Borrower.

         Section 9.7. Change Name or Location. Borrower shall not change its company name or conduct its business under any other name or change its chief executive office, place of business or location of the Collateral or records relating to the Collateral from the locations set forth in the Security Agreement of even date herewith.

         Section 9.8. Contracts. Borrower shall not enter into any contract other than on such terms as would be contained in an agreement executed at arms' length with an unrelated third party.

         Section 9.9. Guarantee, Endorsement, Etc. Borrower shall not guarantee, endorse, or become liable, directly or indirectly, contingently or otherwise for the obligations of any Person (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the usual course of business), or become a party to any suretyship, guarantyship or other similar type of agreement, unless made in connection with a Permitted Acquisition.

         Section 9.10. Merger. Borrower shall not dissolve or otherwise terminate its corporate status or enter into any merger, reorganization or consolidation or make any substantial change in the basic type of business conducted by Borrower as of the Closing Date. Provided, however, that, with the prior consent of Bank, which consent shall not be unreasonably witheld or unduly delayed, Borrower may make acquisitions of the stock or assets of other businesses or companies (a "Permitted Acquisition"). In no event shall Bank be obligated to consent to any such acquisition, if, in the reasonable judgement of Bank, such acquisition will adversely affect the financial condition of the Borrower in any manner or Borrower's ability to meet the financial covenants set forth in Section 10 hereof.

         Section 9.11. Compliance with Environmental Laws. Borrower shall not: generate, handle, use, store or treat any Hazardous Materials except in compliance with Environmental Laws.

         Section 9.12. Sale or Rental of Inventory. Borrower shall not rent or lease inventory to its customers without prior written consent of Bank.

         Section 9.13. Financed Sales. Borrower shall not provide seller financing.

                        SECTION 10. FINANCIAL COVENANTS.

         Section 10.1. Borrower covenants and agrees that, until the payment and performance in full of the Obligations, unless Bank otherwise consents in writing:

         Section 10.1.1. Tangible Net Worth. Borrower's Tangible Net Worth shall be at least $2,750,000.00 as of October 31, 1997 and at all times thereafter.

         Section 10.1.2. Current Ratio. Borrower shall not permit the ratio of its Current Assets to its Current Liabilities to be less than 1.40 to 1.00 as of October 31, 1997 and at any time thereafter.

         Section 10.1.3. Debt Service Coverage. Borrower shall not permit the ratio of Net Profit plus all amounts in respect of depreciation and amortization to its interest expense plus current maturities of long term debt to be less than 1.25 to 1.0 as of October 31, 1997 and at any time thereafter. As used in this agreement the term "Net Profit" shall mean Borrower's gross revenues less all expenses and other proper charges.

         Section 10.1.4. Debt to Net Worth. Borrower shall not permit the ratio of its total Indebtedness less Subordinated Debt to its Tangible Net Worth to exceed 1.0 to 1.0 as of July 31, 1997 and at any time thereafter.

         Section 10.2 All financial covenants shall be determined in accordance with generally accepted accounting principles consistently applied.

                              SECTION 11. DEFAULT

         Section 11.1. The occurrence of any of the following events shall constitute a default under this Agreement, the Term Note and the Revolving Credit Note (an "Event of Default").

         Section 11.1.1. Borrower shall fail to make any payment of principal, interest or other payment to Bank required by this Agreement, the Term Note, the Revolving Credit Note, or the Other Documents within ten (10) calendar days after such payment is due.

         Section 11.1.2. Borrower shall fail to perform any act, duty, obligation or other agreement contained herein or in the Term Note, the Revolving Credit Note, or the Other Documents and not otherwise constituting an Event of Default hereunder ten (10) days following receipt of written notice of such default by the Borrower from the Bank.

         Section 11.1.3. Any representation or warranty made by Borrower herein, or in the Term Note, the Revolving Credit Note, or the Other Documents proves at any time to be incorrect in any material respect.

         Section 11.1.4. A judgment or judgments for the payment of money in an aggregate amount in excess of $50,000.00 shall be rendered against Borrower and any such judgment or judgments shall remain unpaid, unstayed on appeal, unbonded, undischarged and undismissed for a period of sixty (60) consecutive days.

         Section 11.1.5. Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (b) be unable or admit in writing its inability to pay its debts as they mature; (c) file or permit the filing of any petition or reorganization or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or make an assignment for the benefit of creditors or consent to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties or (d) any action shall be taken by Borrower for the purpose of effecting any of the foregoing.

         Section 11.1.6. If Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any corporation or entity (except for a Permitted Acquisition); or if the Guarantor dies.

         Section 11.1.7. An order, judgment or decree shall be entered, without the application, approval or consent of Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or appointing a receiver, trustee or liquidator of Borrower for all or a substantial part of its assets, and Borrower, by any act, indicates its approval thereof, consent thereto, or acquiescence therein, or such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

         Section 11.1.8 Any Federal, state or local governmental instrumentality, body or agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the properties or assets of Borrower.

         Section 11.1.9 If Borrower shall default in the payment of the principal of or interest on any Indebtedness, including, without limitation, the Subordinated Indebtedness, as and when the same shall become due, or default under any mortgage, agreement or other instrument under or pursuant to which such Indebtedness is incurred or issued, and continuance of such default beyond the period of grace, if any, allowed with respect thereto.

         Section 11.1.10 Bank, at any time and in good faith, shall deem itself insecure (and for the purposes of this Agreement, Bank shall be entitled to deem itself insecure when some event occurs, fails to occur or is threatened or some objective condition exists or is threatened which materially impairs the prospects that any of the Obligations will be paid when due, which significantly impairs the value of the Collateral to Bank or which materially affects the financial condition or business operations of Borrower or any Guarantor).

         Section 11.1.11. Failure of the Borrower (a) to complete an initial public offering of the common stock of Discas, Inc. on or before July 31, 1997 which generates gross proceeds (before payment of underwriting fees or other expenses or amounts) for Discas, Inc. in an amount of not less than $4,080,000 ("IPO"), or (b) to pay in full all Subordinated Debt owed to Mantis V, LLC within 110 days after the completion of the IPO, or (c) to pay all Subordinated Debt owed to Christie Enterprises, Inc. or to convert such Subordinated Debt owed to Christie Enterprises, Inc. to capital of Borrower within 5 days after completion of the IPO, or (d) to pay all other Subordinated Debt other than Subordinated Debt owed to Patrick A. DePaolo, Sr., within 5 days after the completion of the IPO. Borrower agrees to keep Bank informed of the status of the IPO and to deliver such documents regarding the IPO as Bank may reasonably request.

                              SECTION 12. REMEDIES

         Section 12.1. Remedies. Following the occurrence of any Event of Default, at Bank's election, Bank may:

         Section 12.1.1. Terminate any commitment to lend hereunder.

         Section 12.1.2. Declare the Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable, without presentment or demand for payment, notice of nonpayment, protest or notice or demand of any kind, all of which are expressly waived by borrower.

         Section 12.1.3. Exercise any right of setoff granted to Bank pursuant to Section 13.2.4 hereof.

         Section 12.1.4. Exercise any other rights or remedies available to Bank at law, in equity under this Agreement, the Note and/or the Other Documents.

         Section 12.2. No Waiver. The failure of the Bank to exercise its rights and remedies hereunder shall not be deemed to be a waiver of such rights and remedies. Notwithstanding the foregoing, Borrower hereby acknowledges and agrees that the Revolving Credit Note shall be an instrument which is due and payable on demand.

         Section 12.3. Collections. Upon the occurrence of an Event of Default, the Bank or its designee may, at any time, notify customers or account debtors of Bank's security interest in Borrower's accounts receivable, collect the same directly, and charge the collection costs and expenses to Borrower's Account.

         Section 12.4. Default Interest Rate. At Bank's option, which may be exercised following any Event of Default, whether or not Bank exercises any other right or remedy, the Obligations shall bear interest thereafter at three percentage points (3%) above the interest rates specified in the Term Note and the Revolving Credit Note, respectively, and due and payable upon demand.

                           SECTION 13. MISCELLANEOUS

         Section 13.1. Cross Default and Cross Collateralization. Borrower acknowledges and agrees that the occurrence of an Event of Default under the terms of this Agreement shall constitute a default under the Term Note, the Revolving Credit Note, and the Other Documents in effect at the time of any such default and under the documents evidencing any other loan now existing or hereafter made by Bank to Borrower, and a default under the Term Note, the Revolving Credit Note and the Other Documents or any of said existing or future loans shall constitute an Event of Default under this Agreement. The security interests, liens and other rights and interests in and relative to any of the collateral now or hereafter granted to Bank by Borrower by or in any instrument or agreement, including but not limited to this Agreement and the Other Documents shall serve as security for any and all liabilities of Borrower to Bank, including but not limited to the liabilities described in this Agreement, the Term Note and the Revolving Credit Note and the Other Documents, and, for the repayment thereof, Bank may resort to any security held by it in such order and manner as it may elect.

         Section 13.2. Waivers.

         Section 13.2.1. Borrower waives presentment, demand, notice, protest, notice of acceptance of this Agreement, the Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Bank may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver previously granted to Borrower, such revocation shall be effective whether given orally or in writing. All rights and remedies of Bank with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

         Section 13.2.2. BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES ITS RIGHT TO A NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

         Section 13.2.3. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF ITS RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS LEGAL COUNSEL.

         Section 13.2.4. Lien and Setoff. Borrower hereby grants to Bank, whether now existing or hereafter arising, a lien on, and a right of set-off against, all moneys, deposits and securities, and the proceeds thereof, now or hereafter held or received by, or in transit to, Bank and/or any affiliate of Bank from or for Borrower whether for safekeeping, pledge, custody, transmission, collection or otherwise and all deposits (general or special), balances, sums and credits with respect to any and all claims of Borrower against Bank at any time existing. Bank may at any time apply the same or any part thereof to the Obligations, or any part thereof, whether or not matured at the time of such application.

         Section 13.2.5. Claims. Borrower does hereby (i) waive any claim in tort, contract or otherwise which Borrower may have against Bank or its officers, directors, agents, or employees (collectively, "Bank Affiliates") which may arise out of the relationship between it or any Bank Affiliates prior to the Closing Date; and (ii) absolutely and unconditionally release and discharge Bank and any Bank Affiliates from any and all claims, causes of action, losses, damages or expenses related to any of the documents and instruments executed and delivered in connection with any debtor-creditor relationship between it and Bank or any Bank Affiliates which Borrower may have as of the Closing Date. Borrower acknowledges that it makes this waiver and release knowingly, voluntarily and only after considering the ramifications of this waiver and release with its legal counsel.

         Section 13.3. Notices. All notices, requests or demands to or upon a party to this Agreement shall be given or made by the other party hereto in writing and by depositing in the U.S. Mail, postage prepaid, return receipt requested addressed to the addressee at the address set forth below.

If to the Bank:

Citizens Bank
63 Eugene O'Neill Drive

New London, Connecticut 06320
Attn.:  Michael Brady


with a copy to:

Neubert, Pepe & Monteith, P.C.
195 Church Street, 13th Floor
New Haven, Connecticut  06510
Attn. Gregory J. Pepe, Esq.

If to Borrower:

Discas, Inc.
567-1 South Leonard Street
Waterbury, CT 06708
Attention: Ronald Pettirossi


and:

Christie Products, Inc.
80 Market Street
Kenilworth, NJ 07033
Attention: Thomas Tomaszek

with a copy to:

Joseph Smith, Esq.
Epstein, Becker & Green, P.C.
250 Park Avenue
New York, NY 10177

         Section 13.4 Expenses. Borrower will pay all expenses arising out of the preparation, administration, amendment, protection, collection and/or other enforcement of this Agreement, the Note or the Other Documents (including, without limitation, the reasonable fees and expenses of Bank's legal counsel, accountants and appraisers).

         Section 13.5. Compliance. The determination of Borrower's compliance with all financial covenants contained in this Agreement or the Other Documents shall be based on the application of GAAP employed by Borrower as of the date of this Agreement unless otherwise subsequently and specifically agreed to in writing by Bank.

         Section 13.6. Stamp Tax. Borrower will pay any stamp or other tax which becomes payable in respect of this Agreement, the Notes or the Other Documents

         Section 13.7. Schedules and Exhibits. The Schedules and Exhibits which are attached hereto are and shall constitute a part of this Agreement.

         Section 13.8. Governing Law. This Agreement, the Notes and the Other Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the laws of the State of Connecticut.

         Section 13.9. Survival of Representations. All representations, warranties, covenants and agreements contained in this Agreement, the Notes or the Other Documents shall survive the Closing Date and continue in full force and effect until all of the payment and performance of Obligations shall have been paid in full.

         Section 13.10. Amendments. No modification or amendment of this Agreement, the Notes or the Other Documents shall be effective unless same shall be in writing and signed by the parties hereto.

         Section 13.11. Successors and Assigns. Borrower shall not assign its rights hereunder, either voluntarily or involuntarily, without the prior express written consent of the Bank, and any attempted assignment or transfer by borrower without the prior written consent of the Bank shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Bank and their respective permitted successors and assigns.

         Section 13.12. Interest Rate. If the rate of interest payable by borrower under the terms of the Notes shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate be reduced to the maximum lawful rate and any amount paid by Borrower in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of Bank, shall be returned to Borrower.

         Section 13.13. No Agency Relationship. Bank is not the agent or representative of Borrower nor is Borrower the agent or representative of Bank and this Agreement shall not make Bank liable to any third party, including but not limited to, Borrower's existing shareholders, directors, officers, creditors or any other party in interest.

         Section 13.14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 13.15. Headings. All article and section headings in this Agreement the Notes and the Other Documents are included for convenience of reference only and shall not constitute a part of this Agreement, the Notes or the Other Documents for any other purpose.

         Section 13.16. Interpretation and Construction. The following rules shall apply to the interpretation and construction of this Agreement, the Notes and the Other Documents unless the context requires otherwise: (a) the singular includes the plural and the plural, the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" including printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) "or" is not exclusive.

         Section 13.17. Relation to Other Documents. Nothing in this Agreement shall be deemed to amend, or relieve Borrower of its obligations under, any of the Other Documents. To the extent that the provisions of any of the Other Documents allow Borrower to take certain actions, or not take certain actions, with regard for example to permitted Liens, incurrence of Obligations, transfers of properties or assets, maintenance of financial ratios and similar matters, Borrower nevertheless shall be fully bound by the provisions of this Agreement.

         Section 13.18. Increased Costs and Capital Adequacy.

              (a) If any change in any law or regulation or directive or bulletin or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any credit extended by Bank under this Agreement, or (ii) impose on the Bank any other condition regarding this Agreement and the result of any event referred to in the preceding clause (i) or (ii) above shall be to increase the cost to the Bank of issuing, funding or maintaining the Term Loan (which increase in cost shall be determined by Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, within three (3) business days of written demand by Bank, Borrower shall pay to Bank from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost from the date of such change. A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in clause (i) or (ii) above prepared in reasonable detail and otherwise in accordance with this Section, submitted by Bank to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof

              (b) If, after the Closing Date, Bank shall determine that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by Bank with any requirement or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, except any such adoption or change or any such compliance with a request or directive which applies or has been applied solely to the Bank by reason of events or conditions relating solely to Bank, has the effect of reducing the rate of return on the Bank's capital as a consequence of its commitment hereunder or to a level below that which the Bank could have achieved but for such adoption, change or compliance by an amount deemed by Bank to be material (for which reduction of the rate of return shall be determined by Bank's reasonable allocation of such reduction of the rate of return resulting from such event) then, upon demand by the Bank, Borrower shall pay to the Bank, from time to time as specified by Bank, such additional amount or amounts which shall be sufficient to compensate the Bank for such reduction. A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in this subsection (b), prepared in reasonable detail and otherwise in accordance with this Section 13.18(b) submitted by the Bank to borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof

              (c) Amounts payable by Borrower pursuant to this Section 13.18 shall be payable within three (3) business days of receipt by borrower of a certificate described in subsection (a) or (b) of this Section 13.18.

         Section 13.19 Equal Application. All terms, covenants, obligations, representations and warranties of the Borrower under this Agreement shall apply equally to Discas, Inc. and Christie Products, Inc.

         Section 13.20 Subordination of State Liens. Borrower covenants and agrees with Bank as follows:

              13.20.1 Borrower will take no action which will cause the occurrence of an Event of Default by Discas, Inc. under the terms of a certain Assistance Agreement by and between Discas, Inc. and the State of Connecticut, among others, dated August 18, 1993 (the "Assistance Agreement").

              13.20.2 An Event of Default under the Assistance Agreement shall constitute an Event of Default under this Agreement.

              13.20.3 Borrower will use its best efforts to obtain a subordination agreement in form satisfactory to the Bank and UCC-3 filings to subordinate the lien held by the State of Connecticut on the assets of Discas, Inc. to the liens of the Bank (the "Subordination"). If Borrower is unable to obtain the Subordination on or before ninety (90) days after the Closing Date, Borrower will immediately deposit with the Bank the sum of One Hundred Fifty-Thousand Dollars ($150,000), which sum shall constitute additional collateral for the Loans, and shall remain on deposit with the Bank until Borrower has obtained the Subordination or all obligations of Discas, Inc. to the State of Connecticut have terminated or have been released or satisfied to the satisfaction of the Bank.

         IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as the date first set forth above.


                                            CITIZENS BANK OF CONNECTICUT
-----------------------------

                                            By:
-----------------------------                  -----------------------------
                                               Michael Brady
                                               Its Vice President
                                               Duly Authorized



                                            DISCAS, INC.
-----------------------------

                                            By:
-----------------------------                  -----------------------------
                                               Patrick A. DePaolo, Sr.
                                               Its President
                                               Duly Authorized



                                            CHRISTIE PRODUCTS, INC.
-----------------------------

                                            By:
-----------------------------                  -----------------------------
                                               Patrick A. DePaolo, Sr.
                                               Its President
                                               Duly Authorized

STATE OF CONNECTICUT         )
                             ) ss: New Haven
COUNTY OF NEW HAVEN          )

         On this the day of June, 1997, before me, the undersigned officer, personally appeared Michael Brady, who acknowledged himself to be the Vice President of Citizens Bank of Connecticut, a corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of the corporation, by signing the name of the corporation by himself as said Vice President.

In Witness Whereof I hereunto set my hand.


                                            ----------------------------------
                                            Notary Public
                                            Commissioner of the Superior Court


STATE OF CONNECTICUT         )
                             )  ss:   New Haven
COUNTY OF NEW HAVEN          )

         On this the    day of June, 1997, before me, the undersigned officer,
personally appeared Patrick A. DePaolo, Sr., who acknowledged himself to be the President of Discas, Inc., a corporation, and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of the company, by signing the name of the company by himself as said President.

In Witness Whereof I hereunto set my hand.


                                            ----------------------------------
                                            Notary Public/
                                            Commissioner of the Superior Court


STATE OF CONNECTICUT         )
                             )  ss:   New Haven
COUNTY OF NEW HAVEN          )

         On this the    day of June, 1997, before me, the undersigned officer,
personally appeared Patrick A. DePaolo, Sr., who acknowledged himself to be the President of Christie Products, Inc., a corporation, and that he/she, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of the company, by signing the name of the company by himself/herself as said President.

In Witness Whereof I hereunto set my hand.


                                            ----------------------------------
                                            Notary Public/
                                            Commissioner of the Superior Court

                                   EXHIBIT A
                                   ---------

                            REQUEST FOR ADVANCE AND
                           BORROWING BASE CERTIFICATE
                            (fax to (203) 773-8156)

                                                                        , 199
Citizens Bank
ATTN: Michael Brady
157 Church Street
New Haven, CT 06510

         Pursuant to the terms of Sections 2.2 and 2.3 of a Revolving Credit and Term Loan Agreement dated June ___ , 1997, by and between DISCAS, INC. AND CHRISTIE PRODUCTS, INC. (COLLECTIVELY, "BORROWER") AND CITIZENS BANK OF CONNECTICUT, the undersigned, being duly authorized by a Borrowing Resolution dated June ___, 1997, which has not been revoked or canceled as of the date hereof, hereby requests on behalf and in the name of Borrower an advance to be solely used for commercial purposes in the amount set forth below and requests that amount be deposited in the undersigned's demand deposit account maintained with Citizens Bank.

         Furthermore, the Borrower represents that there has been no adverse financial, operational or other developments affecting the Borrower which is not reflected in the Financial Statements delivered to the Bank prior to this Request for Advance which have had or may have a material adverse effect on the ability of the Borrower to perform and repay the loan in accordance with the terms of the Revolving Credit and Term Loan Agreement.

         1.  Balance of Accounts
             previously assigned......................$
                                                      ------------
         2.  Add:  new accounts assigned..............$
                                                      ------------
         3.  Less:  gross remittances received........$
                                                      ------------
         4.  Total accounts assigned..................$
                                                      ------------
         5.  Less:  ineligible accounts...............$
                                                      ------------
         6.  80% of eligible accounts.................$
                                                      ------------
         7.  50% of Inventory (less $50,000)..........$
             (Maximum $350,000)                       ------------
         8.  Total Available (line 6 plus line 7).....$

         9.  Line of Credit...........................$ 700,000.00
                                                      ------------
        10.  Present line of credit balance...........$
                                                      ------------
        11.  Available to Borrower....................$
                                                      ------------
        12.  Amount of line advance requested.........$
                                                      ------------
        13.  Loan balance after request...............$
                                                      ------------

CHRISTIE PRODUCTS, INC.                     DISCAS, INC.



By:                                         By:
   --------------------------                  --------------------------

                                   EXHIBIT B
                                   ---------

                           REQUEST FOR DIRECT PAYMENT
                          OF LOAN FROM DEPOSIT ACCOUNT
                            (fax to (203) 773-8156)

                                                                ________ , 199
Citizens Bank
ATTN: Michael Brady
157 Church Street
New Haven, CT 06510

         Pursuant to the terms of Section 2.2 of a Revolving Credit and Term Loan Agreement dated June ___ , 1997, by and between DISCAS, INC. AND CHRISTIE PRODUCTS, INC. (COLLECTIVELY, "BORROWER") AND CITIZENS BANK OF CONNECTICUT, the undersigned, being duly authorized by a Borrowing Resolution dated June ___, 1997, which has not been revoked or canceled as of the date hereof, hereby requests on behalf and in the name of Borrower a payment to be made on the Line of Credit and/or the Term Loan as follows:

Line of Credit:
---------------

Principal amount:                      $
                                        ----------------------

Interest amount:                       $
                                        ----------------------


Term Loan:
----------

Principal amount:                      $
                                        ----------------------

Interest amount:                       $
                                        ----------------------



Debit account #_________________________________ for such payments.


CHRISTIE PRODUCTS, INC.                     DISCAS, INC.



By:                                         By:
   --------------------------                  --------------------------

                                   EXHIBIT C
                                   ---------


                             Revolving Credit Note

                                   EXHIBIT D
                                   ---------


                                   Term Note

                                   EXHIBIT E
                                   ---------


                                    Guaranty

                                 SCHEDULE 1.56
                                 -------------


                               Subordinated Debt


1. $1,000,000 Convertible Promissory Note dated October 30, 1996 from Discas, Inc. and Christie Products, Inc. to Christie Enterprises, Inc.

2.  Loan from Patrick A. DePaolo, Sr. to Discas, Inc. in the amount of
    $125,000.

3. Subordinated Promissory Note dated September 4, 1996 Discas, Inc. to Mantis V, LLC in the principal amount of $200,000, as amended by Note Modification Agreement dated February 24, 1997.

4. Subordinated Promissory Note dated December 5, 1996 Discas, Inc. to Mantis V, LLC in the principal amount of $150,000, as amended by Note Modification Agreement dated February 24, 1997.

5. Subordinated Promissory Note dated February 11, 1997 Discas, Inc. to Mantis V, LLC in the principal amount of $25,000, as amended by Note Modification Agreement dated February 24, 1997.


                       (Continued on following two pages)

                                 SCHEDULE 1.62
                                 -------------


                                Permitted Liens

State of Connecticut
--------------------

1. Financing Statement from Discas, Inc. to State of Connecticut Department of Economic Development #ST32266 recorded 10/15/93 at 8:30 a.m.

2. Financing Statement from Discas Recycled Products Corporation to State of Connecticut department of Economic Development #ST32267 recorded 10/15/93 at 8:30 a.m.


State of New Jersey
-------------------

3.  Textron Financial Corp.:
    Filing No.                 Filing Date/Time                 Mat Date
    1728660                    10/24/96  10:01 a.m.             10/24/2001

4.  Christie Enterprises Inc.:
    Filing No.                 Filing Date/Time                 Mat Date
    1736274                    12/03/96 9:01 a.m.               12/03/2001

5.  File Date:                 10/11/96
    File No.:                  005099
    Item Type:                 UCC-1
    Secured Party:             Textron Financing Corporation

6.  File Date:                 11/06/96
    File No.:                  005214
    Item Type:                 UCC-1
    Secured Party:             Christie Enterprises, Inc.

                                       43